FIRST FINANCIAL HOLDINGS, INC.

34 Broad Street – Charleston, S.C. 29401

843-529-5933 – FAX: 843-529-5929

NEWS	NEWS	NEWS	NEWS

Contact:	Susan E. Baham
Senior Vice President
(843) 529-5601

FIRST FINANCIAL HOLDINGS, INC.

REPORTS RESULTS FOR FIRST QUARTER

Charleston, South Carolina (January 16, 2004) -- First Financial Holdings, Inc. (NASDAQ: FFCH) today announced results for the quarter ended December 31, 2003, its first quarter of fiscal 2004. Net income was $5.3 million in the quarter ended December 31, 2003 compared with $6.7 million in the comparable quarter ended December 31, 2002. Basic and diluted earnings per common share were $.42 and $.41, respectively, for the quarter ended December 31, 2003 compared with basic and diluted earnings per common share of $.51 and $.50, respectively, for the comparable quarter ended December 31, 2002.

          President and Chief Executive Officer A. Thomas Hood commented, "Although earnings were lower on a comparative basis with results one year ago, clearly there were two large contributors to the variance between the two periods. First, on a comparative basis, net interest income declined by $1.2 million between the quarters ended December 31, 2003 and December 31, 2002. The Company's net interest margin in the December 2003 quarter declined to 3.44% compared with 3.86% during the quarter ended December 31, 2002. With much lower market interest rates, the Company has replaced its turnover in loan balances with growth in mortgage-backed securities and other investments. As a result of the Company's record fixed-rate residential loan originations during fiscal 2003 and subsequent sales of agency-qualifying loans, we experienced a decline in the amount of real estate loans in our loan portfolio from levels one year ago. The first quarter's net interest margin was also lower than the net interest margin of 3.57% in the most recent quarter ended September 30, 2003. The Company's net loan balances were stable during the quarter ended December 31, 2003; however the Company's purchases of mortgage-backed securities contributed to lower average net interest margins. Average balances of interest earning assets increased to $2.2 billion during the current quarter compared with average balances of $2.1 billion during the quarters ended December 31, 2002 and September 30, 2003."

          Hood further noted, "Second, the net gain recorded on sales of loans was $210 thousand during the quarter ended December 31, 2003, materially lower than the $2.0 million in net gains reported during the comparable quarter ended December 31, 2002. As announced recently, during the first quarter of fiscal 2004, demand for new commitments related to residential lending was substantially lower and pricing in our markets has become even more competitive, which has reduced gains on sales. Market interest rates continue to be well below historical rates, and we are hopeful that demand will grow during the fiscal year. The remainder of our other non-interest revenue sources contributed to growth of approximately $1.0 million during the quarter ended December 31, 2003 compared with the quarter ended December 31, 2002. Particularly strong was growth in insurance commissions, which increased 19.4%, or $462 thousand, between the quarters ended December 31, 2003 and December 31, 2002. Compared with the most recent quarter ended September 30, 2003, insurance revenues were lower, reflecting the cyclical nature of this revenue source. Loan servicing fees improved to $415 thousand in the current quarter from $71 thousand in the quarter ended December 31, 2002, reflecting reduced amortizations of the Company's originated mortgage servicing asset. During the quarter ended September 30, 2003, loan servicing fees of $3.4 million

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First Financial Holdings, Inc.

January 16, 2004

included a $2.9 million recovery of an impairment previously recorded in valuing our originated mortgage servicing rights. We were very pleased that the rate of expense growth slowed during the current quarter, with an increase of approximately $333 thousand, or 1.9%, between the two periods ending December 31, 2003 and December 31, 2002, and a reduction of $475 thousand, or 2.6%, compared to our most recent quarter ended September 30, 2003."

          Hood continued, "We are moving forward with many strategic initiatives this year. We are pleased to announce that we will open our fifth Wal-Mart in-store retail sales office next week, in North Myrtle Beach, South Carolina. We expect that this new office will enhance our coverage of this higher growth market in South Carolina. While it is likely that the current operating environment and interest rates will continue to present challenges during fiscal 2004, we have a great team and will continue to adjust to market conditions."

          Problem assets totaled $15.4 million at December 31, 2003 compared with $15.8 million at December 31, 2002 and $14.2 million at September 30, 2003. The ratio of problem assets to total assets was .63% at December 31, 2003, compared with .71% one year ago and .61% one quarter ago. The ratio of net loan charge-offs to average net loans annualized was stable at 35 basis points in the current quarter compared to the quarter ended December 31, 2002 and declined from 40 basis points in the September 2003 quarter.

          As of December 31, 2003, total assets of First Financial were $2.4 billion and deposits were $1.4 billion. Loans receivable totaled $1.8 billion at December 31, 2003 and stockholders' equity totaled $164.6 million. Book value per common share increased to $13.09 at December 31, 2003 compared to $12.67 one year ago. During the quarter ended December 31, 2003, the Company increased its cash dividend to $.22 per share, an increase of 15.8% over the previous dividend of $.19 per share. During the quarter ended December 31, 2003, the Company repurchased 10,000 shares under its current 650,000 share repurchase program, leaving 496,700 shares remaining in the plan.

          First Financial is the holding company of First Federal, which operates 45 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides brokerage, trust and insurance services through First Southeast Investor Services, First Southeast Fiduciary and Trust Services and First Southeast Insurance Services. For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com.

          Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. The Company's actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the State of South Carolina, interest rates, the South Carolina real estate market, the demand for mortgage loans, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2003. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements.

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FIRST FINANCIAL HOLDINGS, INC.
Unaudited Consolidated Financial Highlights
(in thousands, except share data)

	Three Months Ended

	12/31/03	12/31/02	09/30/03

Statements of Income
Interest income	$ 31,760	$ 35,918	$ 31,631
Interest expense	12,621	15,533	12,813
Net interest income	19,139	20,385	18,818
Provision for loan losses	(1,425)	(1,485)	(1,650)
Net interest income after provision	17,714	18,900	17,168
Other income
Net gain on sale of loans	210	2,012	759
Net gain on sale of investments and
mortgage-backed securities	436	326
Brokerage fees	494	395	678
Commissions on insurance	2,846	2,384	3,345
Other agency income	262	252	256
Service charges and fees on deposit accounts	2,757	2,677	2,741
Loan servicing fees	415	71	3,387
Real estate operations (net)	(185)	(157)	(212)
Other	1,230	1,245	1,038
Total other income	8,465	9,205	11,992
Other expenses
Salaries and employee benefits	11,301	11,103	11,226
Occupancy costs	1,282	1,324	1,363
Marketing	350	414	451
Depreciation, amort., etc.	1,432	1,376	1,525
Other	3,640	3,455	3,915
Total other expenses	18,005	17,672	18,480
Income before income taxes	8,174	10,433	10,680
Provision for income taxes	2,920	3,725	3,831
Net income	5,254	6,708	6,849
Earnings per common share:
Basic	0.42	0.51	0.55
Diluted	0.41	0.50	0.53
Average shares outstanding	12,542	13,157	12,566
Average diluted shares outstanding	12,949	13,506	12,955

Ratios:
Return on average equity	12.83%	16.23%	16.86%
Return on average assets	0.88%	1.20%	1.19%
Net interest margin	3.44%	3.86%	3.57%
Operating expense/average assets	3.03%	3.15%	3.22%
Efficiency ratio	65.82%	60.07%	59.57%
Net charge-offs/average net loans, annualized	0.35%	0.35%	0.40%

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	Three Months Ended

	12/31/03	12/31/02	09/30/03

Statements of Financial Condition
Assets
Cash and cash equivalents	$83,478	$82,958	$85,523
Investments	58,926	45,797	43,687
Loans receivable	1,801,672	1,880,290	1,801,932
Mortgage-backed securities	402,489	130,791	303,470
Office properties, net	36,503	35,644	37,199
Real estate owned	3,606	3,323	4,009
Other assets	47,407	46,034	47,062
Total Assets	2,434,081	2,224,837	2,322,882
Liabilities
Deposits	1,428,440	1,442,310	1,481,651
Advances from FHLB	664,000	556,000	598,000
Other borrowings	139,202	26,872	24,075
Other liabilities	37,841	34,599	56,150
Total Liabilities	2,269,483	2,059,781	2,159,876
Stockholders' equity
Stockholders' equity	220,955	202,216	217,376
Treasury stock	(55,664)	(39,189)	(55,042)
Accumulated other comprehensive income	(693)	2,029	672
Total stockholders' equity	164,598	165,056	163,006
Total liabilities and stockholders' equity	2,434,081	2,224,837	2,322,882
Stockholders' equity/assets	6.76%	7.42%	7.02%
Common shares outstanding	12,575	13,026	12,522
Book value per share	$13.09	$12.67	$13.02

	12/31/03	12/31/02	09/30/03

Credit quality-quarterly results
Total reserves for loan losses	$14,809	$15,659	$14,957
Loan loss reserves/net loans	0.82%	0.83%	0.83%
Reserves/non-performing loans	125.07%	125.46%	147.06%
Provision for losses	$1,425	$1,485	$1,650
Net loan charge-offs	$1,573	$1,650	$1,823

Problem assets
Non-accrual loans	$11,520	$12,160	$9,852
Accruing loans 90 days or more past due	29	17	24
Renegotiated loans	292	304	295
REO thru foreclosure	3,606	3,323	4,009
Total	$15,447	$15,804	$14,180
As a percent of total assets	0.63%	0.71%	0.61%

First Financial Holdings, Inc.

	Quarter Ended (unaudited)								Fiscal Year
	12/31/03	09/30/03	06/30/03	03/31/03	12/31/02	09/30/02	06/30/02	03/31/02	09/30/03	09/30/02
OTHER RATIOS
Return on Average Assets	0.88%	1.19%	1.16%	1.29%	1.20%	1.19%	1.24%	1.30%	1.21%	1.23%
Return on Average Equity	12.83%	16.86%	16.04%	17.57%	16.23%	16.30%	17.10%	18.45%	16.65%	17.29%
Average yield on
earning assets	5.71%	5.99%	6.32%	6.53%	6.80%	6.93%	7.01%	7.11%	6.41%	7.12%
Average cost of
paying liabilities	2.31%	2.48%	2.65%	2.84%	3.03%	3.18% %	3.32%	3.39%	2.75%	3.43%
Gross spread	3.40%	3.51%	3.67%	3.69%	3.77%	3.75%	3.69%	3.72%	3.66%	3.69%
Net interest margin	3.44%	3.57%	3.75%	3.80%	3.86%	3.85%	3.82%	3.87%	3.74%	3.82%
Operating exp./avg. assets	3.03%	3.22%	3.09%	3.12%	3.15%	2.98%	2.77%	2.73%	3.13%	2.79%
Efficiency ratio	65.82%	59.57%	60.73%	58.71%	60.07%	58.78%	56.11%	54.12%	59.76%	56.29%

COMPOSITION OF GROSS LOAN PORTFOLIO
Residential (1-4 family)	$1,099,098	$1,106,855	$1,100,425	$1,121,289	$1,175,651	$1,220,460	$1,203,643	$1,217,241
Other residential	31,532	34,157	25,919	27,599	27,191	39,256	42,311	47,892
A & D and lots	60,251	55,462	53,212	58,607	58,600	76,494	78,081	81,805
Commercial real estate	109,346	113,450	122,491	131,133	131,488	139,987	139,579	134,568
Consumer	383,580	377,321	382,900	378,674	375,311	373,707	365,881	351,412
Commercial business	173,543	171,953	170,907	162,298	164,069	114,684	103,977	105,288
	$1,857,350	$1,859,198	$1,855,854	$1,879,600	$1,932,310	$1,964,588	$1,933,472	$1,938,206
ASSET QUALITY
Non-accrual loans	$11,520	$9,852	$10,006	$11,206	$12,160	$11,860	$14,259	$11,611
Loans 90 days or more past due	29	24	31	22	17	29	39	36
Renegotiated loans	292	295	297	300	304	305	2,675	2,679
REO thru foreclosure	3,606	4,009	4,074	3,539	3,323	2,913	3,922	4,417
TOTAL	$15,447	$14,180	$14,408	$15,067	$15,804	$15,107	$20,895	$18,743
LOAN AND REO LOSS RESERVES
Total reserves for loan losses	$14,809	$14,957	$15,130	$15,457	$15,660	$15,824	$16,179	$16,289
Loan loss reserves/net loans	0.82%	0.83%	0.84%	0.84%	0.83%	0.82%	0.86%	0.86%
Provision for losses	1,425	1,650	1,450	1,650	1,485	1,400	1,472	1,500
Net loan charge-offs	1,573	1,823	1,777	1,852	1,649	1,755	1,583	1,354
Net charge-offs/average
net loans	0.09%	0.10%	0.10%	0.10%	0.09%	0.09%	0.08%	0.07%
Annualized net charge-
offs/av.loans	0.35%	0.40%	0.39%	0.40%	0.35%	0.37%	0.33%	0.28%

First Financial Holdings, Inc.

	Quarter Ended (Unaudited)								Fiscal Year
	12/31/03	09/30/03	06/30/03	03/31/03	12/31/02	09/30/02	06/30/02	03/31/02	09/30/03	09/30/02
STATEMENT OF OPERATIONS
Total interest income	$31,760	$31,631	$32,998	$33,834	$35,918	$37,143	$37,750	$38,591	$134,381	$154,026
Total interest expense	12,621	12,813	13,431	14,144	15,533	16,502	17,189	17,585	55,921	71,342
Net interest income	19,139	18,818	19,567	19,690	20,385	20,641	20,561	21,006	78,460	82,684
Provision for loan losses	(1,425)	(1,650)	(1,450)	(1,650)	(1,485)	(1,400)	(1,472)	(1,500)	(6,235)	(5,888)
Net int. inc. after provision	17,714	17,168	18,117	18,040	18,900	19,241	19,089	19,506	72,225	76,796
Other income
Net gain (loss) on sale of loans	$210	$759	$2,749	$2,550	$2,012	$1,977	$728	$818	$8,070	$4,696
Gain on investment securities	436		523	860	326	301	303		1,709	629
Brokerage fees	494	678	432	629	395	428	579	567	2,134	2,045
Commissions on insurance	2,846	3,345	3,085	3,885	2,384	2,666	2,193	3,138	12,699	9,855
Other agency income	262	256	256	257	252	111			1,021	111
Loan servicing fees	415	3,387	(1,303)	(1,067)	71	(449)	400	513	1,088	934
Svc. chgs/fees-dep. accts	2,757	2,741	2,680	2,506	2,677	2,441	2,348	2,192	10,604	9,349
Real estate operations (net)	(185)	(212)	(161)	(201)	(157)	(176)	(100)	(198)	(731)	(593)
Other	1,230	1,038	1,019	1,069	1,245	892	1,287	853	4,371	3,933
Total other income	8,465	11,992	9,280	10,488	9,205	8,191	7,738	7,883	40,965	30,959
Other expenses
Salaries & employee benefits	11,301	11,226	10,770	10,891	11,103	10,034	9,665	9,523	43,990	38,696
Occupancy costs	1,282	1,363	1,314	1,263	1,324	1,308	1,262	1,187	5,264	5,076
Marketing	350	451	549	386	414	415	487	330	1,801	1,712
Depreciation, amort. Etc.	1,432	1,525	1,276	1,329	1,376	1,334	1,261	1,158	5,506	4,929
Other	3,640	3,915	3,389	3,462	3,455	3,783	3,088	3,543	14220	13531

Total other expenses	18,005	18,480	17,298	17,331	17,672	16,874	15,763	15,741	70,781	63,944
Income before taxes	8,174	10,680	10,099	11,197	10,433	10,558	11,064	11,648	42,409	43,811
Provision for income taxes	2,920	3,831	3,614	4,028	3,725	3,795	3,987	4,140	15,198	15,659
Net Income	$5,254	$6,849	$6,485	$7,169	$6,708	$6,763	$7,077	$7,508	$27,211	$28,152

Average shares o/s, basic	12,542	12,566	12,636	12,931	13,157	13,326	13,395	13,396	12,822	13,378
Average shares o/s, diluted	12,949	12,955	12,983	13,249	13,506	13,763	13,878	13,852	13,173	13,832
Net income per share - basic	$0.42	$0.55	$0.51	$0.55	$0.51	$0.51	$0.53	$0.56	$2.12	$2.10
Net income per share - diluted	$0.41	$0.53	$0.50	$0.54	$0.50	$0.49	$0.51	$0.54	$2.07	$2.04
Dividends paid per share	$0.22	$0.19	$0.19	$0.19	$0.19	$0.17	$0.17	$0.17	$0.76	$0.68

First Financial Holdings, Inc.
	As of / For the Quarter Ended (Unaudited)
BALANCE SHEET	12/31/03	09/30/03	06/30/03	03/31/03	12/31/02	09/30/02	06/30/02	03/31/02
Assets
Cash and investments	$142,404	$129,210	$137,987	$122,799	$128,755	$124,919	$139,263	$142,031
Loans receivable	1,801,672	1,801,932	1,811,647	1,830,061	1,880,290	1,924,829	1,892,105	1,900,583
Mortgage-backed securities	402,489	303,470	232,356	175,663	130,791	133,568	156,236	178,946
Office properties and equip.	36,503	37,199	36,387	35,217	35,644	33,545	32,896	32,452
Real estate owned	3,606	4,009	4,074	3,539	3,323	2,913	3,922	4,417
Other assets	47,407	47,062	46,594	46,826	46,034	44,900	38,940	38,109
Total assets	$2,434,081	$2,322,882	$2,269,045	$2,214,105	$2,224,837	$2,264,674	$2,263,362	$2,296,538
Liabilities
Deposits	$1,428,440	$1,481,651	$1,462,924	$1,446,417	$1,442,310	$1,440,271	$1,411,895	$1,423,698
Advances-FHLB	664,000	598,000	569,000	538,000	556,000	577,000	615,000	643,000
Other borrowed money	139,202	24,075	26,770	26,805	26,872	26,907	23,750	23,750
Other liabilities	37,841	56,150	48,392	41,446	34,599	54,848	46,489	41,135
Total liabilities	2,269,483	2,159,876	2,107,086	2,052,668	2,059,781	2,099,026	2,097,134	2,131,583
Total stockholders' equity	164,598	163,006	161,959	161,437	165,056	165,648	166,228	164,955
Total liabilities and stockholders' equity	$2,434,081	$2,322,882	$2,269,045	$2,214,105	$2,224,837	$2,264,674	$2,263,362	$2,296,538

Total shares o/s	12,575	12,522	12,611	12,723	13,026	13,196	13,338	13,418
Book value per share	$13.09	$13.02	$12.84	$12.69	$12.67	$12.55	$12.46	$12.29
Equity/assets	6.76%	7.02%	7.14%	7.29%	7.42%	7.31%	7.34%	7.18%

AVERAGE BALANCES
Total assets	$2,378,482	$2,259,109	$2,241,575	$2,219,471	$2,244,756	$2,264,018	$2,279,950	$2,307,705
Earning assets	2,223,141	2,110,168	2,086,645	2,073,362	2,112,847	2,146,066	2,152,246	2,171,163
Loans	1,812,244	1,815,126	1,834,732	1,866,985	1,921,697	1,933,491	1,917,327	1,930,938
Costing liabilities	2,160,159	2,046,610	2,030,598	2,018,782	2,035,389	2,063,148	2,071,949	2,099,587
Deposits	1,463,772	1,484,535	1,456,512	1,440,017	1,444,628	1,432,464	1,424,090	1,411,504
Equity	163,802	163,421	161,698	163,247	165,352	165,939	165,592	162,798